FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


   Date of report (Date of earliest event reported)     September 7, 2006
                                                        -----------------

                     Birner Dental Management Services, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Colorado
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

               0-23367                             84-1307044
--------------------------------------------------------------------------------
      (Commission File Number)          (IRS Employer Identification No.)

             3801 East Florida Avenue, Suite 508, Denver, CO  80210
--------------------------------------------------------------------------------
                (Address of Principal Executive Offices)    (Zip Code)

                                 (303) 691-0680
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report.)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 DFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     Entry Into a Material Definitive Agreement.

     On August 31, 2006, Birner Dental Management Services, Inc. (the "Company") and KeyBank National Association ("KeyBank") entered into a Fourth Amendment to the Second Amended and Restated Credit Agreement. This amendment related to a $5 million five year fixed rate term loan (the "Loan"). In connection therewith, the Company executed a $5,000,000 Term Loan Note.

     The Company also executed a $7,000,000 Fourth Amended and Restated Revolving Credit Note relating to the Company's existing credit facility. The Fourth Amended and Restated Revolving Credit Note amended the previous note as necessary to accommodate the Loan. The Company and KeyBank also entered into a Third Amended and Restated Security Agreement. The Third Amended and Restated Security Agreement amended the security agreement as necessary to secure the Loan. The Loan is secured by the Company's management agreements.

     Although the above described loan agreements were entered into on August 31, 2006, the Company is not obligated to draw on the Loan and has not done so. The Company intends to use the proceeds of the Loan to finance the purchase of shares of the Company's common stock pursuant to its recently announced tender offer. The Company does not intend to draw on the Loan if the tender offer is not consummated.

     The interest rate will be fixed at the time the loan is funded, if at all. The interest rate will be either, or a combination of, a fixed rate, KeyBank's Base Rate or LIBOR plus a LIBOR rate margin, at the Company's option. KeyBank's Base Rate computes interest at the higher of their "prime rate" or the Federal Funds Rate plus one-half percent (0.5%). The LIBOR option computes interest at the LIBOR rate as of the date such LIBOR Rate loan was made plus a LIBOR rate margin of 1.50%. The Company may prepay any fixed rate or Base Rate loan at any time and any LIBOR rate loan upon not less than three business days prior written notice given to KeyBank, but the Company will be responsible for any loss or cost incurred by KeyBank in liquidating or employing deposits required to fund or maintain the LIBOR rate loan. The Loan will amortize quarterly over five years. The Loan requires the Company to maintain certain financial ratios on an ongoing basis. As of June 30, 2006, the Company was in compliance with these financial ratios.

ITEM 9.01.     Financial Statements and Exhibits

(d)      Exhibits

          10.1 Fourth Amendment to the Second Amended and Restated Credit Agreement between the Company and KeyBank National Association dated August 30, 2006, incorporated herein by reference to
               Exhibit 99(b)(i) of the Company's Schedule TO-I (Reg. No. 005-53665) filed with the Securities and Exchange Commission on August 31, 2006.

          10.2 Third Amended and Restated Security Agreement between the Company and KeyBank National Association dated August 30, 2006 incorporated herein by reference to Exhibit 99(b)(i) of the Company's Schedule TO-I (Reg. No. 005-53665) filed with the Securities and Exchange Commission on August 31, 2006.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                               BIRNER DENTAL MANAGEMENT SERVICES, INC.
                               ---------------------------------------
                               a Colorado corporation


Date:  September 7, 2006       By:  /s/ Dennis N. Genty
                                    -------------------
                             Name:  Dennis N. Genty
                            Title:  Chief Financial Officer, Secretary,
                                    Treasurer and Director
                                    (Principal Financial and Accounting Officer)